ACTIVE POWER

intelligently EFFICIENT

inherently RELIABLE

economically GREEN

Stock Option Exchange Program
Informational Presentation
July 16, 2009
This informational presentation is only a summary of the Stock Option Exchange Program. For additional details, please review the documents included in your Exchange Program packet that was mailed or emailed to eligible employees on July 16, 2009.
Exhibit (a)(1)(H)

Copyright © 2007 Active Power, Inc

Stock Option Exchange Program
Presentation Objective
The objective of this presentation is to communicate the key components of the
Stock Option Exchange Program
»
Stock Option Overview
»
Purpose of the Exchange Program
»
Key Terms
»
How the Exchange Program Works
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Certain terms and conditions of the New Option Grants
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How to Participate
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Taxation
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Steps to Prepare
»
Timeline
»
Available Resources

Copyright © 2007 Active Power, Inc

Stock Option Overview
Philosophy and History
»
Broad-based stock option programs are considered to be a key component of our incentive and retention programs
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We believe that granting stock options to all employees encourages them to act like owners of the business by:
- motivating our employees to work towards our success
- rewarding our employees’ contributions by allowing them to benefit from increases in our stock price
»
Active Power has granted stock options to every employee in all of our locations since it went public in 2000

Copyright © 2007 Active Power, Inc

Stock Option Overview
Underwater Stock Options
The decline in Active Power’s stock price has left all of the Company’s outstanding stock options “underwater” as of December 31, 2008, and 76% of the Company’s
outstanding options “underwater” as of June 30, 2009. This means that the exercise price of the outstanding options is greater than the current market value of our stock.
These underwater options provide less motivation and opportunity for rewards than was originally intended.
Underwater Annual Stock Grants*
Grant Date
Original
Exercise Price
2/13/2004 $  3.24
2/14/2005 $  3.24
4/17/2006 $  5.17
2/7/2007 $  2.29
4/30/2008 $  1.36
* These option grants are examples only. You should refer to the Personnel Summary you receive to determine which of your option grants are eligible for exchange under the Exchange Program.

Copyright © 2007 Active Power, Inc

Purpose of the Exchange Program
»
The Exchange Program is a voluntary, one-time
opportunity for eligible
employees to surrender eligible outstanding underwater stock options in exchange for a lesser amount of new stock options with a lower exercise price.
»
The purpose of the Exchange Program is to provide employees who hold eligible underwater stock options motivation to work towards our success and reward our employees’ contributions by allowing them to benefit from increases in our stock price.

Copyright © 2007 Active Power, Inc

Key Terms
»
Stock
Options:
the right to buy a specified number of shares of Active Power stock at a set price (also know as the exercise price) for a specified period of time
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Eligible
Options:
those outstanding stock options granted prior to July 16, 2008 with an original exercise price equal to or greater than $0.95 per share (also referred to as
“Original Stock Options”)
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Underwater:
when the exercise price of an eligible option is higher than the current market price of Active Power’s stock
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Surrender:
means to give something up. If you choose to participate in this program, you will be giving up your rights to the eligible option grant
»
Exchange:
to surrender eligible options and receive a lesser number of new options with a lower exercise price and subject to new vesting and a new term, under this offer
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New
Options:
refers to new options that participating employees will receive upon
“surrendering” their outstanding eligible options
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Exercise
Price:
the price at which Active Power stock can be purchased by
exercising a stock option; the exercise price is fixed when the stock option is granted and is always the closing price of Active Power’s stock on the grant date

Copyright © 2007 Active Power, Inc

Key Terms (continued)
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Cross-Over Stock
Price:
for a particular outstanding stock option grant that is
eligible to be exchanged, is the price of Active Power stock at which potential gains from the outstanding eligible option grant and the new option grant are approximately equal
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Outstanding:
previously granted stock options that have not been fully exercised or cancelled
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Vesting:
the time period of continued service to Active Power that passes which gives you the right to exercise your stock option over a period of time; when a portion of your stock option has vested, you may exercise the vested portion for shares of
Active Power stock
»
Exercising:
to purchase the underlying shares of stock at the exercise price stated in the stock option grant, regardless of the current market price

Copyright © 2007 Active Power, Inc

How the Exchange Program Works
Employee Eligibility
Your are an “eligible employee” if you are
- a U.S. or international employee of Active Power or our subsidiaries that is eligible under the 2000 Stock Plan and who holds eligible options
- employed on the date that the Exchange Program began (July 16, 2009) and remain employed through the date on which the New Options are to be granted (expected to be August 13, 2009)
- members of Active Power’s executive team, our employees with a title of Vice
President and above, and members of our Board of Directors are excluded from participating in the Exchange Program

Copyright © 2007 Active Power, Inc

How the Exchange Program Works
Eligible Options
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Must be an outstanding stock option with an original exercise price that is greater than $0.95 per share (this amount is the 52-week high price of our common stock at the commencement of the Exchange Program)
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Must be an outstanding stock option that was not granted after July 16, 2008, i.e.
within the last 12 months prior to the commencement of the Exchange Program
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Must remain outstanding and unexercised through the expiration of the Exchange
Program

Copyright © 2007 Active Power, Inc

How the Exchange Program Works
Exchange Ratios
If you choose to participate in the Exchange Program, the number of new options that you will receive depends on three factors:
1)  the exercise price of the options surrendered
2)  the exchange ratio, and
3) the number of eligible options surrendered
* exchange ratio is the number of Eligible Options required for one new option
If the per-share
exercise price is ….
… the Exchange
Ratio* is
$0.95 to $2.49 2.0 to 1
$2.50 and higher 3.0 to 1

Copyright © 2007 Active Power, Inc

How the Exchange Program Works
The example below illustrates the exchange of one of Jim’s eligible stock option grants:
Jim’s new stock option grant of 2,000 shares will have a new option grant date
(expected to be August 13, 2009), a lower exercise price (the fair market value of
Active Power’s stock on the grant date), a new 3-year vesting period that commences on the grant date and a maximum term to expiration of 5.73 years from the new grant date.
Grant
Date
Eligible Stock
Option Grant
Exercise
Price
Exchange
Ratio
New Stock
Option Grant
4/17/2006 6,000 $ 5.17 3:1 2,000
Example
– Jim Powers

Copyright © 2007 Active Power, Inc

How the Exchange Program Works
Approximate Cross-Over Stock Prices
The chart below illustrates approximate cross-over stock prices for some of our recent annual employee stock option grants that are eligible for exchange, and based on a $0.60 exercise price for new options and applying the exchange ratio under the
Exchange Program.
Note: You should consider other factors in addition to the cross-over price, for example the different maximum term to expiration of the new option, the new vesting schedule, tax consequences and other risks and considerations set forth in the offer documents.
Original
grant date
Original
number of
shares
Original per-
share
exercise
price
New
number
of shares
New per
share
exercise
price
Cross-
Over
Stock
Price
2/14/2005 6,000 $ 3.24 2,000 $0.60 $4.56
4/17/2006 6,000 $ 5.17 2,000 $0.60 $7.455
2/7/2007 6,000 $ 2.29 3,000 $0.60 $3.98
4/30/2008 6,000 $ 1.36 3,000 $0.60 $2.12

Copyright © 2007 Active Power, Inc

Certain Terms & Conditions of the New Option Grants
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Date of Grant: expected to be August 13,
2009
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Exercise Price: Closing price of Active Power on date of grant
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Three-year Vesting Period:
- 50% cliff vest after 12 months
- remaining 50% vest quarterly over subsequent 2 years after initial cliff
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Maximum Term to Expiration:
- 5.73 year term instead of standard 10-year term
- subject to earlier termination upon cessation of service or as provided in the Plan and/or option agreement

Copyright © 2007 Active Power, Inc

How to Participate
Processing your elections
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You will receive an information package that contains your election forms. You may either email (as an attachment) or fax your completed forms to:
jennifercrow@activepower.com (note this is a new email account and not her regular email) or fax the completed form to (512) 836-4511
»
Any change or withdrawal forms must be submitted to Jennifer in the same way
Your final elections must be received by Jennifer Crow no later than the Exchange Program deadline of 5:00 pm Central Time on August
13, 2009.
Your final election received by the Exchange Program deadline will supersede any previous elections.

Copyright © 2007 Active Power, Inc

How to Participate
Requirements
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You are required to elect either “Exchange” or “Do Not Exchange” for each of your eligible stock option grants
- an incomplete form will be re-sent to you to complete and resubmit
- your completed form must be received by Jennifer Crow no later than the
Exchange Program deadline of 5:00 p.m. Central Time on August 13, 2009 (currently expected to be the deadline)
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If the deadline is extended, we will notify you by press release, email or other communication no later than 8:00 a.m. Central Time on the next U.S. business day following the original deadline

Copyright © 2007 Active Power, Inc

How to Participate
Electing Not to Participate
This Exchange Program will have no effect on outstanding eligible options that you choose not to surrender; no changes will be made to the terms and conditions of the outstanding eligible options you continue to hold.
This is a voluntary, one-time opportunity so please review the materials carefully before making a decision. Active Power cannot advise you whether to participate or not. The decision is yours.

Copyright © 2007 Active Power, Inc

Taxation
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U.S employees generally will not have to recognize income for U.S federal income tax purposes at the time of the exchange of eligible options for new options.
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You may have taxable income when you exercise your new options or when you sell your shares
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If you are a citizen or tax resident of a country other than the U.S., the tax consequences may be different. You should refer to Schedules C through G of the
Offer to Exchange Outstanding Options for New Options.
We encourage all eligible employees to consult with their own tax advisors with respect to the federal, state, local or foreign tax consequences of participating in the Exchange Program.

Copyright © 2007 Active Power, Inc

Steps to Prepare
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Read the Offer to Exchange documentation and “frequently asked questions” to familiarize yourself with the terms of the Exchange Program
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Consider consultation with your own tax or financial advisor to determine if you wish to participate in the Exchange Program
»
All election forms must be received by the deadline which is expected to be:
5:00 p.m. Central Time on August 13, 2009
»
If you choose NOT to participate, you do not need to do anything

Copyright © 2007 Active Power, Inc

Timeline
New Grant Information
Program offered July 16 – August 13, 2009
(expected end date)
Exchanged stock options cancelled August 13, 2009 (expected)
New Option grant date August 13, 2009 (expected)
New option grants will be viewable
online through your E*Trade
account at www.e*trade.com
Week of August 13, 2009
(expected)
New option agreement
documentation delivered to
employees
Week of August 13, 2009
(expected)

Copyright © 2007 Active Power, Inc

Available Resources
Contact Jennifer Crow (Finance) at (512) 744-9254 or via email at
jennifercrow@activepower.com with questions regarding the Exchange
Program
General questions relating to the Exchange Program and the tax consequences thereof (but not individual income tax advice) may also be directed to John Penver, CFO, at (512) 744-9234 or via email at
johnpenver@activepower.com

Copyright © 2007 Active Power, Inc 21 Questions?